UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: July 7, 2015
Date of earliest event reported: June 30, 2015

INTL FCStone Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23554	59-2921318
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Id. No.)
708 Third Avenue, Suite 1500, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 485-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
______________________________________________________________________________

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
(A)    INTL FCStone Inc., as Guarantor, its subsidiary FCStone Group, Inc., as Guarantor (the "Parent"), its indirect wholly owned subsidiary FCStone, LLC (the "Existing Borrower") and its direct wholly owned subsidiary INTL FCStone Securities Inc., now known as INTL FCStone Financial Inc. (the "New Borrower") entered into an Eighth Amendment to Amended and Restated Credit Agreement as of June 30, 2015 with Bank of Montreal, as Administrative Agent, and BMO Harris Financing, Inc., as a lender party thereto (the "Amendment"). The Amendment amends the Amended and Restated Credit Agreement dated as of June 21, 2010, as amended, between the Existing Borrower, the Guarantors, the Administrative Agent, and the lending parties (the Credit Agreement, together with any Amendment, are hereinafter collectively referred to as the "Amended Credit Agreement").
Certain terms of the Amended Credit Agreement were amended, including but not limited to allowing (1) the New Borrower to become a Borrower under the Amended Credit Agreement, (2) the merger of the Existing Borrower into the New Borrower, and (3) the removal of the Parent as a Guarantor.
The Amended Credit Agreement maintains the aggregate amount of all commitments allowed under the Amended Credit Facility at $75 million.
The description in this report of the Eighth Amendment to Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Eighth Amendment. A copy of the Eighth Amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
(B)    INTL FCStone Inc.'s indirect wholly owned subsidiary FCStone, LLC (the "Existing Borrower") and its direct wholly owned subsidiary INTL FCStone Securities Inc., now known as INTL FCStone Financial Inc. (the "New Borrower") also entered into a Reaffirmation and Assumption as of June 30, 2015 with BMO Harris Bank N.A. (the "Bank"). The Reaffirmation and Assumption pertains to the Loan Authorization Agreement (the "Loan Agreement") entered into as of May 5, 2015 between the Existing Borrower and the Bank.
The Reaffirmation and Assumption provides that upon the effective date of the merger of the Existing Borrower and the New Borrower (which thereafter occurred on July 1, 2015), the Existing Borrower shall transfer and assign and the New Borrower shall assume all rights, duties, obligations and liabilities arising under the Loan Agreement and such notes, documents, certificates and other agreements referred to within the Loan Agreement.
The Reaffirmation and Assumption maintains the amount available under the Loan Agreement at $50 million.
The description in this report of the Reaffirmation and Assumption does not purport to be complete and is qualified in its entirety by reference to the full text of the Reaffirmation and Assumption. A copy of the Reaffirmation and Assumption is attached to this report as Exhibit 10.2 and is incorporated herein by reference.
(C)    INTL FCStone Inc.'s indirect wholly owned subsidiary INTL FCStone Partners L.P. (the "Original Customer") and its direct wholly owned subsidiary INTL FCStone Securities Inc., now known as INTL FCStone Financial Inc. (the "New Customer") also entered into an Assignment, Assumption and Amendment Agreement (the "Assignment Agreement") dated as of July 1, 2015 with JPMorgan Chase Bank, N.A. ("JPMCB"). The Assignment Agreement pertains to the Amended and Restated Secured Clearance Advance Facility Agreement (the "SCAF Agreement") dated as of January 2, 2015 between the Original Customer and JPMCB.
The Assignment Agreement provides that as of July 1, 2015 the Original Customer shall assign and the New Customer shall assume all rights and obligations under the SCAF Agreement and such other agreements referred to within the SCAF Agreement, and also terminated a parental guarantee as provided by INTL FCStone Inc.
The Assignment Agreement maintains the amount available under the SCAF Agreement at $35 million.

The description in this report of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment Agreement. A copy of the Assignment Agreement is attached to this report as Exhibit 10.3 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 regarding (A) the Eighth Amendment to Amended and Restated Credit Agreement, (B) the Reaffirmation and Assumption, and (C) the Assignment, Assumption and Amendment Agreement is hereby incorporated into Item 2.03(a) by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.
The following exhibit is filed herewith:

Exhibit No.	Description of Document
10.1	Eighth Amendment to Amended and Restated Credit Agreement entered into as of June 30, 2015 with Bank of Montreal, as Administrative Agent, and BMO Harris Financing, Inc., as a lender party thereto.
10.2	Reaffirmation and Assumption entered into as of June 30, 2015 with BMO Harris Bank N.A.
10.3	Assignment, Assumption and Amendment Agreement entered into as of July 1, 2015 with JPMorgan Chase Bank.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2015	INTL FCStone Inc. By: /s/ Brian T. Sephton________________________ Brian T. Sephton, its Chief Legal & Governance Officer

Exhibit Index

Exhibit No.	Description of Document
10.1	Eighth Amendment to Amended and Restated Credit Agreement entered into as of June 30, 2015 with Bank of Montreal, as Administrative Agent, and BMO Harris Financing, Inc., as a lender party thereto.
10.2	Reaffirmation and Assumption entered into as of June 30, 2015 with BMO Harris Bank N.A.
10.3	Assignment, Assumption and Amendment Agreement entered into as of July 1, 2015 with JPMorgan Chase Bank.